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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the registration statement of PETsMART, Inc. and Subsidiaries on Form S-3 Registration No. to be assigned on or about November 21, 1997 of our report dated April 21, 1995, on our audit of the financial statements of The Pet Food Giant, Inc., for the fiscal year ended December 31, 1994 which report is included in this annual report on Form 10-K of PETsMART, Inc. for the fiscal year ended February 2, 1997.

                                          /s/ Coopers & Lybrand L.L.P

                                          COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
November 20, 1997